Exhibit 10.6

PROMISSORY NOTE

Principal $1,500,000.00	Loan Date 05-15-2024	Maturity On Demand	Loan No 750031201	Call / Coll RC-C 4a / 06	Account	Officer ***	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	ECD Automotive Design, Inc.	Lender:	First National Bank of Pasco
	4930 Industrial Lane		Dade City
	Kissimmee, FL 34758		13315 U.S. Hwy 301
Dade City, FL 33525

Principal Amount: $1,500,000.00	Date of Note: May 15, 2024

PROMISE TO PAY. ECD Automotive Design, Inc. (“Borrower”) promises to pay to First National Bank of Pasco (“Lender”), or order, in lawful money of the United States of America, on demand, the principal amount of One Million Five Hundred Thousand & 00/100 Dollars ($1,500,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in full immediately upon Lender’s demand. Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning June 15, 2024, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest as shown on the most recent statement or bill provided to Borrower (if no statement or bill has been provided for any reason, it shall be applied to the unpaid interest accrued since the last payment); then to principal; then to any escrow or reserve account payments as required under any mortgage, deed of trust, or other security instrument or security agreement securing this Note; and then to any late charges.

ADDITIONAL PAYMENT TERMS. Principal paydowns on the Line of Credit are anticipated on a “pay as sold” basis from the sale of vehicles advanced from the Facility. Used vehicle inventory is anticipated to turn every (60) sixty to (90) ninety days, therefore vehicles not sold after four months in inventory will require a 10% curtailment monthly starting on the fifth month from the time of Advance.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Wall Street Journal Published Prime Lending Rate (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each time the index changes. Borrower understands that Lender may make loans based on other rates as well. Interest on the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 2.500 percentage points over the Index (the “Margin”). If Lender determines, in its sole discretion, that the Index has become unavailable or unreliable, either temporarily, indefinitely, or permanently, during the term of this Note, Lender may amend this Note by designating a substantially similar substitute index. Lender may also amend and adjust the Margin to accompany the substitute index. The change to the Margin may be a positive or negative value, or zero. In making these amendments, Lender may take into consideration any then-prevailing market convention for selecting a substitute index and margin for the specific Index that is unavailable or unreliable. Such an amendment to the terms of this Note will become effective and bind Borrower 10 business days after Lender gives written notice to Borrower without any action or consent of the Borrower. NOTICE: Under no circumstances will the effective rate of interest on this Note be more than (except for any higher default rate shown below) the lesser of 18.000% per annum or the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note.

INTEREST RATE CONCESSIONS. (A) If Borrower maintains a combined depository account relationship with Bank of at least $4 million dollars, as measured by year-to-date average balances, the RLOC interest rate will be reduced by fifty basis points (0.50%) upon the Account Officer’s review and approval. (B) In the event the deposit relationship falls below $1 million, as measured by year-to-date average balances, the interest rate may be increased by one hundred basis points (1.00%). Account Officer to review deposit relationship every six (6) months, or as requested by Borrower.

RECEIPT OF PAYMENTS. All payments must be made in U.S. dollars and must be received by Lender at:

First National Bank of Pasco

13315 US Highway 301

Dade City, FL 33525

All payments must be received by Lender consistent with any written payment instructions provided by Lender.

Loan No: 750031201	PROMISSORY NOTE (Continued)	Page 2

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: First National Bank of Pasco, Dade City, 13315 U.S. Hwy 301, Dade City, FL 33525.

LATE CHARGE. If a regularly scheduled interest payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment. If Lender demands payment of this loan, and Borrower does not pay the loan in full within 10 days after Lender’s demand, Borrower also will be charged 5.000% of the sum of the unpaid principal plus accrued unpaid interest.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased to 18.000%. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender the amount of these costs and expenses, which includes, subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Florida without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Florida.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Pasco County, State of Florida.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $34.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instrument listed herein:

(A) a Commercial Security Agreement dated May 15, 2024 made and executed between ECD Automotive Design, Inc. and Lender on collateral described as titled collateral.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower’s accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs.

Loan No: 750031201	PROMISSORY NOTE (Continued)	Page 3

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender reports any inaccurate information about Borrower’s account(s) to a consumer reporting agency. Borrower’s written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: First National Bank of Pasco 13315 US 301 Dade City, FL 33525.

ADVANCE REQUIREMENTS . Each Advance under this facility will be limited to the financing of purchases/buybacks of ECD-produced titled vehicles at the lessor of 80% of the buyback price or 85% of wholesale third-party market value (book value) as to be determined. Each advance will have a $500.00 fee.

Request for each Advance is to be evidenced by: (1) a copy of the purchase order or bill of sale from the consumer and/or copy of the book value, along with; (2) photos of the vehicle’s exterior and interior views, VIN, and motor. (3) copy of the vehicle title; (4:) Bank to also receive a copy of Florida Department of Motor Vehicles recorded lien on the vehicle’s title within 10 calendar days of the transaction.

GENERAL PROVISIONS. This Note is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender’s right to declare payment of this Note on its demand. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as “charge or collect”), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Florida (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

Loan No: 750031201	PROMISSORY NOTE (Continued)	Page 4

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

ECD AUTOMOTIVE DESIGN, INC.

By:	/s/ Raymond C. Cole
Raymond C. Cole,
Chief Financial Officer of ECD Automotive Design, Inc.

LaserPro, Ver. 23.4.10.021 Copr. Finastra USA Corporation 1997, 2024. All Rights Reserved. - FL C:\CFI\LPL\D20.FC TR-27358 PR-26